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Newmont Mining Corporation
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On March 18, 2019, Newmont Mining Corporation (“Newmont”) posted on its website, www.newmont.com, a presentation entitled “Newmont Goldcorp technical update” discussing Newmont’s proposed arrangement with Goldcorp Inc.  A copy of the presentation is included below:

Newmont Goldcorp technical update March 18, 2019

Cautionary statement Cautionary statement regarding forward looking statements: This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this presentation may include, without limitation: (i) statements relating to Newmont’s planned acquisition of Goldcorp (the “proposed transaction”) and the expected terms, timing and closing of the proposed Newmont Goldcorp transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (iii) estimates of future costs applicable to sales and all-in sustaining costs; (iv) expectations regarding accretion; (v) estimates of future capital expenditures; (vi) estimates of future cost reductions, efficiencies and Newmont Goldcorp synergies, including, without limitation, G&A savings, supply chain efficiencies, full potential improvement, integration opportunities and other improvements and saving; (vii) expectations regarding future exploration and the development, growth and potential of Newmont’s and Goldcorp’s operations, project pipeline and investments, including, without limitation, project returns, expected average internal rate of return, schedule, decision dates, mine life, commercial start, first production, capital average production, average costs and upside potential; (viii) expectations regarding future investments or divestitures; (ix) expectations of future dividends and returns to stockholders; (x) expectations of future free cash flow generation, liquidity, balance sheet strength and credit ratings; (xi) expectations of future equity and enterprise value; (xii) expectations of future plans and benefits; (xiii) expectations regarding future mineralization, including, without limitation, expectations regarding reserves and resources, grade and recoveries; (xiv) estimates of future closure costs and liabilities; and (xv) expectations regarding the Nevada joint venture between Newmont and Barrick, including expectations regarding closing of the joint venture, value accretion, Nevada joint venture synergies and the benefits thereof. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont’s and Goldcorp’s operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Goldcorp operate being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar or the Canadian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward-looking statements in regard to the Newmont’s and Goldcorp’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Goldcorp’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed Newmont Goldcorp transaction; the risk associated with Newmont’s and Goldcorp’s ability to obtain the approval of the proposed Newmont Goldcorp transaction by their stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed Newmont Goldcorp transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the arrangement agreement; the risk associated with the closing of the Nevada joint venture transaction and ability to achieve the anticipated synergies and value-creation contemplated by the proposed Nevada joint venture transaction; unanticipated difficulties or expenditures relating to the transactions, the response of business partners and retention as a result of the announcement and pendency of the transactions; potential volatility in the price of Newmont common stock due to the proposed transactions; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com, Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont is not affirming or adopting any statements or reports attributed to Goldcorp (including prior mineral reserve and resource declaration) in this presentation or made by Goldcorp outside of this presentation. Goldcorp is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this presentation or made by Newmont outside of this presentation. Newmont and Goldcorp do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk. March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 2

Additional information Additional information about the Newmont Goldcorp transaction and where to find it This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication is being made in respect of the proposed transaction involving the Company and Goldcorp pursuant to the terms of an Arrangement Agreement by and among the Company and Goldcorp and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, the Company filed a proxy statement relating to a special meeting of its stockholders with the SEC on March 11, 2019. Additionally, the Company will file other relevant materials in connection with the proposed transaction with the SEC. Security holders of the Company are urged to read the proxy statement regarding the proposed transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction because they contain and will contain important information about the proposed transaction and the parties to the transaction. The definitive proxy statement was m ailed to the Company’s stockholders on March 14, 2019. Stockholders of the Company are and will be able to obtain a copy of the proxy statement, the filings with the SEC that will be incorporated by reference into the proxy statement as well as other filings containing information about the proposed transaction and the parties to the transaction made by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, on the Company’s website at www.newmont.com/investor-relations/default.aspx or by contacting the Company’s Investor Relations department at jessica.largent@newmont.com or by calling 303-837-5484. Copies of the documents filed with the SEC by Goldcorp will be available free of charge at the SEC’s website at www.sec.gov. Participants in the Newmont Goldcorp transaction solicitation The Company and its directors, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s 2018 Annual Report on Form 10-K filed with the SEC on February 21, 2019, its proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 9, 2018 and other relevant materials filed with the SEC when they become available. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction are set forth in the proxy statement relating to the proposed transaction filed with the SEC on March 11, 2019, and mailed to stockholders on March 14, 2019. Additional information concerning Goldcorp’ executive officers and directors is set forth in its 2017 Annual Report on Form 40-F filed with the SEC on March 23, 2018, its management information circular relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 16, 2018 and other relevant materials filed with the SEC when they become available. March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 3

Newmont Goldcorp value creation potential of >$4.4B2 pre-tax cost efficiency and productivity improvements1,3 Annual ($M) 3 $365M $165M Full Potential cost efficiency & productivity improvements 2 $100M Total annual synergy, cost efficiency & productivity improvements Integration planning identified $100M: • $90M procurement efficiencies • $10M inventory and system optimization Incremental supply chain 1 $100M $15M Initial supply chain Synergies $85M G&A Value potential remains unchanged after Nevada joint venture4 March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 4

Support for initial annual synergies estimate of $100M1 1 Synergies focused on G&A and initial supply chain savings • Estimate excludes Full Potential cost efficiency and productivity improvement opportunities • Longer-term upside opportunities include concentrate marketing and potential tax synergies functions • Leverage purchasing in overlapping categories March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 5 Annual Synergies Estimate (US$M) % Rationale G&A – Labor $50 50% • Removing duplication and public company G&A – Non-labor $35 35% • Reductions in travel, consulting services, etc. Initial supply chain $15 15% • Supplier contract consolidation Subtotal $100

Support for incremental annual efficiencies of $100M1 2 Incremental supply chain efficiencies estimate efficiencies March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 6 Opportunity Description Estimated % of Leverage purchasing scale in overlapping global categories •Leverage purchasing scale for global categories 50% •Extend current discounts 10% Regional Goldcorp TCO optimization •Apply Newmont’s Supply Chain TCO processes to Goldcorp’s regional spend 30% Optimization of contracts, systems and workforce •Extend payment term strategy, rationalize licenses and determine required roles 5% Inventory optimization •Reduce on-hand inventory through improved strategy and rationalization 5%

Full Potential to deliver $165M annually1,3 3 Annual pre-tax cash flows from Full Potential benefits ($M) • Greatest total value potential from processing improvements – productivity, reliability and cost efficiency • Additional value from surface and underground mining initiatives, as well as support cost efficiencies • Further upside potential from implementation of “Critical Few” technology initiatives and application of Newmont’s Strategic Resource Development program March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 7 Benefits by area ($M)

$165M per year Full Potential site level detail[1,3]

Site	Key value drivers	Annual benefit	Launch	Ramped up
Peñasquito	• Increase mill throughput • Improve plant reliability	$50M	H2 2019	H1 2020
Cerro Negro	• Increase development and mining rates • Maximize ore recovery and minimize ore dilution	$35M	H2 2019	H1 2020
Éléonore	• Optimize development and mining rates • Increase mill throughput and recoveries	$25M	H2 2019	H1 2020
Musselwhite	• Minimize ore dilution • Optimize development and ventilation for exploration drilling	$20M	H1 2020	H2 2020
Porcupine	• Minimize underground ore dilution • Increase mill recovery	$20M	H1 2020	H2 2020
Red Lake	• Maximize mining rate to match increased mill throughput	$15M	H1 2020	H2 2020

Key principles and success factors

- Site owned, site led
- Technical fundamentals
- Global metrics
- Communities of practice
- Quarterly reporting to COO & CTO
- Refresh every 12 – 18 months
- Quarterly success stories

Newmont model has delivered >$2B in Full Potential[3] benefits since 2013

March 2019

Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 8

Goldcorp asset due diligence

Key due diligence focus areas In-person asset and functional diligence     Technical and business due diligence; multiple site visits with senior leaders Operating mines with near-mine exploration upside and revenue stream diversification Assets located in high-ranking gold districts All sites are cyanide code-certified Reviews demonstrate further opportunities       Applying Newmont technical fundamentals Improving stope performance in underground operations through reducing dilution Enhancing resource modeling to create greater production predictability Applying Full Potential program and fit-for-purpose digital initiatives Expanding near-mine exploration potential in districts with historically low exploration spend Leveraging Newmont’s proprietary exploration tools to see through alluvial cover March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 10

Cornerstone Goldcorp assets March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 11 Peñasquito • Large gold-silver deposit with substantial zinc credits • Dynamic mineral system with extensive low-grade and localized high-grade gold • Strong pipeline of early-stage brownfield exploration targets, including JV’s • Full Potential expected to deliver cost efficiency and productivity improvements Cerro Negro • High-grade and margin operation with efficient processing facility • Extensive land package with near-mine and brownfields exploration targets • Favorable jurisdiction with social support • Opportunity to utilize Newmont exploration tools to extend mine life Musselwhite • High-margin underground operation in favorable jurisdiction • Mineralization open at depth for 1.2km down plunge from existing reserves • 750 square kilometer land position in prospective Greenstone belt • Opportunity to refresh technical fundamentals, utilize Newmont exploration tools Pueblo Viejo (40%) • Joint venture with Barrick (40 percent equity ownership) • One of the world’s largest gold mines • Expansive resource with reserve conversion potential • Opportunity for mine optimization leveraging Newmont tools

Optimization potential to unlock longer-term value March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 12 Éléonore • Goldcorp’s newest Canadian mine with significant exploration potential • Leading tailings storage facility management • Metallurgical test work suggests ability to improve recoveries • Multiple exploration targets within footprint; opportunity to leverage Deep Sensing Geochemistry technology Porcupine • Mature underground operation with more than 31Mozs produced, large land package • Good infrastructure and skilled labor force • Hoyle Pond underground mineralization remains open at depth • Borden mineralization open at depth for 450m down plunge from main deposit • Borden electric equipment brings opportunity for technological learnings Red Lake • World-class, mature gold district; higher cost operation due to recently lower grades • Good ground control programs, rock mass, infrastructure and site access • Technical fundamentals refresh could improve grade reconciliation with closer drill spacing and continuous incorporation of data into modeling processes

Goldcorp projects provide long-term optionality March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 13 Nueva Unión (50%) • Opportunity to develop two Cu/Cu-Au porphyry deposits; experienced partner in Teck • Long-life in favorable jurisdiction; brownfields potential at Relincho, La Fortuna • La Fortuna open at depth with potential grade extensions • Opportunities include automation, caving and declining power costs in Chile • Opportunity to optimize mine plan leveraging Newmont’s technical expertise Coffee • Multiple pits provide operational flexibility • Conventional crushed ore heap leach, with low cyanide and lime consumption • Ore leaches rapidly with high gold recovery • Potential development and operational synergies with Galore Creek • Infill drilling progressing to convert resources with large, prospective land package. Norte Abierto (50%) • World-class gold-copper project in South America; long-life with large resource • Two large deposits combined to improve economics, reduce footprint • Target-rich land tenement on the Maricunga Belt in favorable jurisdiction • Optimization opportunities include automation and caving

Peñasquito key due diligence summary • Optimize blast fragmentation • Evaluate late 2018 ore hardness data • Increase exploration investment focused on uncovering alluvial cover March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 14 Mitigation steps •Additional potential crushing capacity •Complete concentrate filter installation •Prioritize Full Potential improvements within the processing plant Key focus areas Due diligence findings and opportunities •Similarities to Newmont’s Boddington mine with significant upside •Pyrite Leach and Carbon Pre-flotation currently operating effectively •Primary crusher de-bottlenecking •Concentrate filter capacity optimization

Cerro Negro key due diligence summary • Pursue mine-life extensions on large, prospective land package • Standardize asset retirement obligation consistent with Newmont practices • Integrate Newmont’s Social and Environmental best practices March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 15 Mitigation steps •Deliver Full Potential cost efficiency and productivity improvements •Increase development rates for operation and exploration flexibility •Enhance underground drilling platforms to improve resource conversion Key focus areas Due diligence findings and opportunities •Optimize development and production rates •Water plant design optimization •Review exploration opportunities to improve grade reconciliation

Musselwhite key due diligence summary • Potentially increase mill rates • Leverage Newmont’s brownfield drilling expertise to expand exploration program and define mineralization at depth March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 16 Mitigation steps •Improve geotechnical model •Enhance underground drilling platforms to improve ore body confidence Key focus areas Due diligence findings and opportunities •Structural similarities to Tanami, with similar improvement opportunities •Refine and optimize resource definition •Revise and improve mine planning process

Éléonore key due diligence summary • Enhance geotechnical model and incorporate into mine development • Optimize floatation and mill circuits to improve recoveries • Leverage Newmont’s proprietary exploration technologies March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 17 Mitigation steps •Update development and mining rates •Optimize air-flow system to capture additional cost savings •Increased exploration budget to drill high-potential targets Key focus areas Due diligence findings and opportunities •Metallurgical test work suggests ability to improve recoveries •Refine planning around geologic complexities from high ground stress •Formalize plans to explore regional claims and JVs

Porcupine key due diligence summary • Enhance capital investment review process based on Newmont standards • Pursue further cost reduction opportunities through cut-off grade optimization • Land position consolidation mine plan March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 18 Mitigation steps •Identify and prioritize exploration targets •Accelerate opportunities to incorporate higher quality resources into strategic Key focus areas Due diligence findings and opportunities •Optimize development and mining rates •Optimize Borden ramp-up •Further optimize land management

Red Lake key due diligence summary • Autoclave evaluation and optimization • Pursue further evaluation of greenfields exploration opportunities March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 19 Mitigation steps •Implement new resource models and drill spacing to improve reconciliation •Prioritize plant modification •Quickly implement Full Potential improvements to offset ore dilution •Optimize development and production rates Key focus areas Due diligence findings and opportunities •Mature mine with proven mining method •Opportunity to improve exploration investment •Development and production rates optimization required

NuevaUnión key due diligence summary • • Mine plan optimization opportunities including block cave potential Evaluate autonomous equipment opportunities to improve haulage and drilling options • Brownfield expansion potential appears promising March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 20 Mitigation steps •Continued positive partnership with Teck to optimize common projects •Evaluate desalination opportunities Key focus areas Due diligence findings and opportunities •Opportunity to look at further phased development approach •Further evaluate optionality for resequencing

Norte Abierto key due diligence summary • Evaluate plans to refine and smooth geochemistry blending • Further evaluate alternative mining methods • Further refine water extraction plans March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 21 Mitigation steps •Prioritize implementation of fit-for-purpose arsenic treatment technology •Analysis effort to economically incorporate highest quality resources into strategic mine plan •Establish systematic exploration strategy Key focus areas Due diligence findings and opportunities •Review block model to increase resource confidence •Refine geochemistry-related de-bottlenecking opportunities •Refined exploration strategy to further delineate upside •Evaluate potential resequencing opportunities

Coffee key due diligence summary rates March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 22 Mitigation steps •Refine geotechnical studies to further define depth and extent of permafrost •Refine surface water control plans •Prioritize oxidation state modeling improvements in resource model •Analyze flexibility and options for multiple pits •Further define district upside potential in top-tier mining jurisdiction •Continue proactive permitting process with First Nations representatives Key focus areas Due diligence findings and opportunities •Continue to enhance block model and surface water control plans •Optimize low cyanide and lime consumption plans given rapid ore leach •Further evaluate optionality for mine planning

Appendix

Endnotes Investors are encouraged to read the information contained in this presentation in conjunction with the following notes, the Cautionary Statement on slide 2 and the factors described under the “Risk Factors” section of the Company’s Form 10-K, filed with the SEC on February 21, 2019 and disclosure in the Company’s other recent SEC filings. 1. Projections used in this presentation are considered “forward looking statements”. See cautionary statement above regarding forward-looking statements. Forward-looking information representing post-closing expectations is inherently uncertain. Estimates such as expected accretion, net asset value (NAV), net present value (NPV) creation, synergies, supply chain efficiencies, Full Potential improvements, future production, financial flexibility and balance sheet strength are preliminary in nature. There can be no assurance that the proposed Newmont Goldcorp transaction will close or that the related forward-looking information will prove to be accurate. See cautionary statement on slide 2. Similarly, the proposed Nevada joint venture also remains subject to closing, receipt of governmental approvals, if required, and satisfaction of the conditions of the implementation agreement between Barrick and Newmont. No assurances can be provided that the Nevada joint venture will close or that the related forward-looking information will prove to be accurate. Value creation potential (or NPV creation) as used in this presentation is a management estimate provided for illustrative purposes, and should not be considered a GAAP or non-GAAP financial measure. Value creation potential represents management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the proposed transaction that have been monetized and projected over a twenty year period for purposes of the estimation, applying a discount rate of 5 percent. Such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expected value creation potential is a “forward-looking statement” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected value creation. Newmont Goldcorp NAV accretion reflects street consensus and Newmont Goldcorp 2020 accretion reflects street consensus forecast of standalone CFPS and $365M in annual pre-tax synergies and other cost savings and improvements. Full Potential cost savings or improvements as used in this presentation are considered operating measures provided for illustrative purposes, and should not be considered GAAP or non-GAAP financial measures. Full Potential amounts are estimates utilized by management that represent estimated cumulative incremental value realized as a result of Full Potential projects implemented and are based upon both cost savings and efficiencies that have been monetized for purposes of the estimation. Because Full Potential savings/improvements estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the Full Potential program, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expected Full Potential cost savings or improvements are projections are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual results to differ from current expectations. Estimated Nevada joint venture synergies are based upon disclosed Barrick estimates, the NPV of pre-tax synergies were projected by Barrick over a twenty year period, assuming consensus commodity prices and a 5% discount rate. Newmont is not affirming or adopting any statements, disclosures or reports attributed to Barrick. 2. 3. 4. March 2019 Newmont Mining Corporation I Newmont Goldcorp technical update – Slide 24